SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 1, 2006

Reese Corp.
(Exact name of registrant as specified in its charter)

Nevada	333-113296	98-0409895
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1450 Chestnut Street, Vancouver, BC	V6J 3K3
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 604-221-4988

___________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 3 - SECURITIES AND TRADING MARKETS

Item 5.03 Amendments to Articles of Incorporation or Bylaws

On February 27, 2006, our Board of Directors resolved to amend the Articles of Incorporation pursuant to Nevada Revised Statues 78.207 to increase the number of authorized shares of our common stock, par value $.001, from 50,000,000 to 100,000,000 shares. Correspondingly, our Board of Directors affirmed a forward split of two to one in which each shareholder will be issued two common shares in exchange for each one common share of their currently issued common stock.

On February 28, 2006, we filed a Certificate of Amendment to Articles of Incorporation with the Nevada Secretary of State, with an effective date of March 1, 2006 for the increase in authorized shares.

A copy of the Amendment is attached hereto as Exhibit 3.1 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Description.
3.1	Certificate of Amendment increasing the number of authorized shares, effective March 1, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Reese Corp.

/s/ Boris Machula
Boris Machula
President, Principal Executive Officer, Principal Financial Officer
Date: March 6, 2006